UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IEC Electronics Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NEW YORK 14513
(315) 331-7742

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On
January 30, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of IEC Electronics Corp. The meeting will be held on Wednesday, January 30, 2013 at 9:00 a.m. (local time) at our offices, 105 Norton Street, Newark, New York, for the following purposes:

1.	To elect six (6) directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection of EFP Rotenberg, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2013.
3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.
4.	To vote, on a non-binding advisory basis, on the frequency of future advisory votes on named executive officer compensation.
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is December 10, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Our transfer books will not be closed.

By Order of the Board of Directors

Beth Ela Wilkens,
Corporate Secretary

Dated:	December 21, 2012 Newark, New York

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. Your vote is important, no matter how many shares you owned on the record date. A return envelope is enclosed for your convenience and needs no postage if mailed in the United States. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 30, 2013.

Our proxy statement and Annual Report to Stockholders, which are enclosed with this mailing, are also available online, at https://materials.proxyvote.com/44949L.

IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NEW YORK 14513
(315) 331-7742

PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and the enclosed proxy card because the board of directors of IEC Electronics Corp. (“IEC”, the “Company”, “we”, “our”, “us”) is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof. We invite you to attend the annual meeting and request that you vote on the proposals described in this proxy statement. The meeting will be held on Wednesday, January 30, 2013 at 9:00 a.m. (local time) at our office, 105 Norton Street, Newark, New York. To obtain directions to be able to attend the Annual Meeting and vote in person, please contact our Corporate Secretary, Beth Ela Wilkens, at (585) 419-8645. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

We are mailing this proxy statement, the accompanying proxy card, and our Annual Report to Stockholders for the fiscal year ending September 30, 2012 (“Fiscal 2012”) on or about December 21, 2012 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on December 10, 2012, the record date for the meeting, will be entitled to vote at the annual meeting. On December 10, 2012, there were 11,026,587 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 10, 2012, your shares of IEC common stock were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 10, 2012, your shares of IEC common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote: (1) the election of six directors to serve until the 2014 Annual Meeting of Stockholders, (2) the ratification of the selection of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013, (3) an advisory vote to approve the compensation paid to our named executive officers, and (4) an advisory vote to select the frequency of future advisory votes on named executive officer compensation. Our board of directors does not intend to bring any other matters before the meeting and is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 10, 2012, the record date for the annual meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are present at the meeting. Your shares are counted as present at the meeting if:

•	You are present and vote in person at the meeting; or
•	You have properly submitted a proxy card.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of directors in Proposal 1. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposals 2 (ratification of the selection of our independent public accounting firm) and 3 (advisory vote to approve the compensation of our named executive officers). You may select “EVERY 1 YEAR”, “EVERY 2 YEARS”, “EVERY 3 YEARS”, or “ABSTAIN” on Proposal 4 (selection of the frequency of future advisory votes on executive compensation).

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

Under the rules of The New York Stock Exchange (“NYSE”), if you hold your shares in street name and do not provide voting instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. A broker will have discretionary authority to vote on Proposal 2 relating to the ratification of the selection of our independent accounting firm, but will not have discretionary authority to vote on any other matter. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm), but not with respect to Proposal 1 (the election of directors), Proposal 3 (advisory vote to approve the compensation paid to our named executive officers) and Proposal 4 (selection of the frequency of future advisory votes on named executive officer compensation). We encourage you to provide instructions to your broker to vote your shares on Proposals 1, 3 and 4.

An inspector of election appointed by the Company will tabulate votes at the annual meeting.

How many votes are needed to approve each Proposal?

•	Proposal 1 — Election of directors;

and

•	Proposal 4 — Advisory vote on the frequency of future votes on named executive officer compensation:

The outcome of each of these votes will be determined by a plurality of the votes cast. This means that, with respect to Proposal 1, the six director nominees with the most affirmative votes will be elected, and with respect to Proposal 4, the frequency receiving the greatest number of votes will be deemed to have been selected by the stockholders. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of these matters.

•	Proposal 2 — Ratification of the selection of EFP Rotenberg, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2013;

and

•	Proposal 3 — Advisory vote on the compensation paid to our named executive officers:

Approval for each of Proposals 2 and 3 requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions are counted and have the effect of a vote against the proposal, because abstentions are deemed to be present and entitled to vote but are not counted toward the affirmative vote required to approve such proposal. Broker non-votes will not be considered as present and entitled to vote on the proposal. Therefore, under applicable Delaware law, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

What if I return a proxy card but do not make specific choices? What are the recommendations of our board of directors?

If you return a signed and dated proxy card without marking any voting selections, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the board recommends a vote:

•	for election of all of the nominated directors (see Proposal 1);
•	for ratification of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 (see Proposal 2);
•	for approval of the compensation paid to our named executive officers (see Proposal 3); and
•	for advisory votes on named executive officer compensation every year (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to: Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, NY 14513.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four (4) business days after the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

IEC will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. In addition, we have retained the firm of InvestorCom, Inc., a professional solicitation firm, to assist us in the distribution and solicitation of proxies, for a fee of $4,500, plus expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our board of directors submits to stockholders its nominees for election as directors. In addition, the board of directors may submit other matters to the stockholders for action at the annual meeting.

Our stockholders also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by August 23, 2013 to our Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In addition, our by-laws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not less than 90 days prior to the date of the meeting. The notice must set forth your name, address and number of shares of stock you hold, a representation that you intend to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest you have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. We have received no such notice for the 2013 annual meeting. For the 2014 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513, no later than October 31, 2013.

Our by-laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of such intent to our Corporate Secretary. The notice must be delivered not less than 90 days before the date of a meeting of stockholders. The notice must set forth your name and address and number of shares of stock you own, the name and address of the person to be nominated, a representation that you intend to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director if elected. We have received no such notice for the 2013 annual meeting. For the 2014 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513 no later than October 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of IEC’s common stock beneficially owned as of December 10, 2012 by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The information as to each person has been furnished by such person, and, except as noted, each person named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned, and none of such shares have been pledged as security.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Shares Beneficially Owned(1)
Directors
W. Barry Gilbert*	453,608	(2)	4.11%
Florence D. Hudson	313		†
Edward W. Kay, Jr.	146		†
Eben S. Moulton	340,582	(3)	3.09%
James C. Rowe	264,437	(4)	2.40%
Amy L. Tait	71,342	(3)	†
Jerold L. Zimmerman	116,183	(5)	1.05%
Executive Officers
Donald S. Doody	233,391	(6)	2.12%
Vincent A. Leo	20,000	(7)	†
Jeffrey T. Schlarbaum	349,575	(8)	3.17%
All directors and executive officers as a group (10 persons)	1,849,577		16.77%

*	Mr. Gilbert is also an executive officer.
†	Indicates beneficial ownership of less than one percent.
(1)	The number and percentage of shares beneficially owned are based on 11,026,587 shares outstanding and entitled to vote on December 10, 2012, adjusted as required by rules promulgated by the SEC.
(2)	Includes 121,282 shares held by Mr. Gilbert’s wife, and 75,582 shares of restricted stock.
(3)	Includes 6,112 shares of restricted stock.
(4)	Includes 127,281 shares held by Mr. Rowe’s 401(k) plan, 31,440 shares held by a general partnership in which Mr. Rowe is a general partner and may be deemed a beneficial owner, and 6,112 shares of restricted stock.
(5)	Includes 45,000 shares owned by Dr. Zimmerman’s wife, and 6,112 shares of restricted stock.
(6)	Includes 186,250 shares held by a trust for which Mr. Doody and his wife are co-trustees and 47,141 shares of restricted stock.
(7)	Consists entirely of shares of restricted stock. Mr. Leo’s services as Chief Financial Officer are provided pursuant to an agreement between the Company and Insero & Company CPAs, P.C. (“Insero”), as more fully described below under “Certain Relationships and Related Person Transactions.” We have been advised that Mr. Leo holds such shares for the benefit of Insero.
(8)	Includes 17,000 shares held by Mr. Schlarbaum’s wife in her 401(k) plan, and 62,575 shares of restricted stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

SEC regulations require the Company to identify each person who filed a required report late during the most recent fiscal year. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2012, we believe that, during Fiscal 2012, all of our directors and executive officers complied with the reporting requirements of Section 16(a).

(PROPOSAL 1)

ELECTION OF DIRECTORS

The number of directors is established by the board and is currently fixed at seven. At this annual meeting, six persons will be nominated as directors. Four of the nominees for director were elected at the last annual meeting. Florence D. Hudson and Edward W. Kay, Jr. were elected to the board in August 2012 and November 2012, respectively, to fill vacancies on the board. Amy L. Tait declined to seek reelection as a director. The term of office of each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

Following the 2013 annual meeting, there will remain one vacancy on the board. The board intends to consider potential candidates to fill the vacancy and, accordingly, has not taken any action to reduce the size of the board.

All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

Required Vote

For the election of directors, only proxies and ballots marked “FOR all nominees”, “WITHHELD for all nominees” or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast. This means that the six nominees identified below will be elected if they receive more affirmative votes than any other nominees. It is intended that the accompanying proxy will be voted IN FAVOR OF the six persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees for Election as Directors

The following table sets forth each director nominee and includes such person’s name, age, the year he or she first became a director and whether he or she has been determined to be an “independent director”, as that term is defined in Section 803A of the NYSE MKT Company Guide. Biographies of the director nominees follow the table. Unless otherwise indicated, all directors have been employed in their current positions for at least five years.

Name	Age	Year First Elected Director	Term to Expire	Independent?
W. Barry Gilbert	65	1993	2013	No
Florence D. Hudson	53	2012	2013	Yes
Edward W. Kay, Jr.	57	2012	2013	Yes
Eben S. Moulton	66	1992	2013	Yes
James C. Rowe	64	2000	2013	Yes
Jerold L. Zimmerman	65	2006	2013	Yes

The following paragraphs provide additional information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years. In addition, information is presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that such nominee should serve as a director. We also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. In addition, each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our board.

W. Barry Gilbert has served as our chief executive officer since January 2004 and served as acting chief executive officer from June 2002 until that time. He has been a director of the Company since February 1993 and chairman of the board since February 2001. He is also an adjunct faculty member at the Simon School of Business at the University of Rochester. From 1991 until 1999, he was president of the Thermal Management Group of Bowthorpe Plc. (now known as Spirent Plc) of Crawley, West Sussex, England. Prior to that time he was corporate vice president and president, Analytical Products Division of Milton Roy Company, a manufacturer of analytical instrumentation. Mr. Gilbert has served on a number of charitable boards and advisory boards for privately-held companies. Mr. Gilbert received his B.S. degree in Accounting from Ohio State University and an M.B.A. degree from the University of Rochester. As our chairman of the board and chief executive officer, Mr. Gilbert provides our board with invaluable institutional knowledge of the operations of our Company, its markets, its customers and the industry in which it operates. He became our acting chief executive officer in June 2002 during a particularly challenging period for the Company. His extensive leadership, financial and management skills and his strategic initiatives contributed to the financial turnaround and growth the Company has experienced during his tenure as chief executive officer. Mr. Gilbert’s service with us, as well as his prior service as a senior executive officer of other public companies, provides him extensive knowledge of complex, strategic, operational, management, regulatory, financial, human resources and governance issues faced by a public company. This experience brings to our board important knowledge, expertise and insight related to strategic planning, business development, sales and marketing, corporate finance, mergers and acquisitions, human resources and investor relations.

Florence D. Hudson has been a director since August 2012. Ms. Hudson is a Director in Corporate Strategy at International Business Machines Corporation (IBM). She leads the development of business and technical growth strategies for IBM in areas such as energy & the environment, cloud computing, analytics, emerging markets, financing, hardware, software and services. Ms. Hudson has leadership skills in strategic planning, marketing, channels, partner development, sales and diversity programs, as well as technical experience in mechanical and aerospace engineering. Ms. Hudson has held a variety of leadership positions since joining IBM in 1981 including Vice President and Director of strategy and marketing developing new businesses, developing and executing growth strategies for current businesses, and serving industrial sector clients in aerospace, defense, electronics, automotive, chemical and petroleum industries. Prior to joining IBM, Ms. Hudson worked at Hewlett Packard in 1980-1981. She worked as an Aerospace Engineer at Grumman Corporation as a Grumman Scholar during the summers while in college in 1976 through 1978 and in 1979 at the NASA Jet Propulsion Laboratory. Her projects included U.S. defense aircraft programs, solar power satellites, the space shuttle and future missions around Jupiter. Ms. Hudson graduated from Princeton University with a Bachelor of Science degree in Mechanical and Aerospace Engineering in 1980, and has attended executive education at Harvard Business School and Columbia University. She has extensive not-for-profit Board experience including Special Director for Strategic Planning on the Board of Directors for the Society of Women Engineers, President of the Juvenile Law Education Project, and Vice President for SHORE which provides homes for homeless families. She currently serves as a Trustee for the Society of Women Engineers, is a member of the Princeton University Technology Advisory Council, and the Princeton University Advisory Council for the Department of Civil and Environmental Engineering. Ms. Hudson’s extensive leadership skills in strategy and business development, coupled with her leadership experience in Information Technology, and experience as an engineer in the Aerospace and Defense industry, provide the board with a unique blend of deep and broad business and technical insight in the business environment in which the Company operates.

Edward W. Kay, Jr., a director since November 2012, is a Certified Public Accountant who spent his 33-year career with PricewaterhouseCoopers LLP (PwC) working with companies in a wide variety of industries, including manufacturing, distribution, software and technology. During his tenure with PwC, he served in many capacities, including among others in the Accounting and SEC Services practice section of the Firm’s National Office in New York City, as leader of the firm’s technology practice in Dallas, Texas, as Managing Partner of the upstate New York practice, and, most recently, as Managing Partner, Rochester, New York Office from 1999-2012. He first joined PwC in 1979, and retired in June 2012. Mr. Kay earned a B.S. in Accounting from Duke University, and an M.B.A. in Finance degree from Northwestern University. Mr. Kay’s community involvement includes service as the Treasurer for the 2013 PGA Tournament at Oak Hill Country Club, Rochester, New York; President of Oak Hill Country Club, Rochester, New York from 2010-2012; Treasurer and Trustee of St. Bernard’s Institute, Rochester, New York; Audit Committee member, Roman

Catholic Diocese of Rochester, Rochester, New York; and Finance Committee member, Greater Rochester YMCA, Rochester, New York. During Mr. Kay’s tenure at PwC, he accumulated a wealth of experience in financial, securities, and business matters, including significant leadership roles in dealing with accounting and auditing matters related to public companies, which we expect will enable Mr. Kay to be a valuable contributor to our board.

Eben S. Moulton, a director since November 1992, has served as managing partner of Seacoast Capital Corporation, Danvers, Massachusetts, a private investment firm, since its inception in 1994 and served as president of Signal Capital Corporation, Danvers, Massachusetts, a financial services corporation, from 1988 until 1994. Mr. Moulton is a general partner of Seacoast Capital Corporation and a director of Unitil Corporation, Hampton, New Hampshire, a utility company. He is also a director of several privately-held companies and a trustee of Colorado College, Colorado Springs, Colorado. Mr. Moulton received his undergraduate degree from Colorado College, his Ph.D. degree from Vanderbilt University and his M.B.A. degree in Finance from Columbia University. As a result of these and other professional experiences, as well as his educational background, Mr. Moulton possesses particular knowledge and expertise in banking and financial services, mergers and acquisitions, capital raising, strategic planning and capital markets, and has demonstrated significant leadership skills as a managing partner in, or president of, various investment banking firms. With more than 20 years of service on our board and its committees, Mr. Moulton also brings to our board significant institutional knowledge and perspective.

James C. Rowe, a director since January 7, 2000, has served as president of Rowe & Company LLC, Milwaukee, Wisconsin, a merchant banking firm, since April 1994. From April 1972 through March 1994, Mr. Rowe was a director and vice president of Lubar & Co., Incorporated, Milwaukee, Wisconsin, a merchant banking firm. Mr. Rowe is an advisory director of The PrivateBank-Milwaukee, Milwaukee, Wisconsin and also is a director of several privately held companies. Mr. Rowe received his Bachelor of Business Administration degree from the University of Wisconsin. As President of Rowe & Company, and as a Director and Vice President of Lubar & Co., Mr. Rowe has had more than 40 years of experience investing in, and acquiring businesses in, diverse industries and providing leadership, expertise and experience to the management of those companies in several key business and investment areas, including developing and executing strategic plans, structuring sound capitalization, financing growth, identifying, negotiating and financing acquisitions, building shareholder value and corporate governance. His experience in overseeing and assessing the performance of companies with respect to the preparation, auditing and evaluation of financial statements and with companies that have complex financial and accounting functions are beneficial to our board and audit committee.

Jerold L. Zimmerman has served as a director since January 2006. Dr. Zimmerman is the Ronald L. Bittner Professor of Business Administration at the Simon School of Business at the University of Rochester, where he has taught finance, accounting and economics since 1974. He has published numerous books and papers, and is a founding editor of the Journal of Accounting and Economics. Dr. Zimmerman was a director of CPAC, Inc., Leicester, New York, from 2000 until the firm became private in 2007. Dr. Zimmerman received his B.S. Degree in Finance from the University of Colorado and a Ph.D. in Accounting from the University of California, Berkeley. He has been teaching financial and managerial accounting to M.B.A., MACC, Ph.D. and DBA students for over 38 years, and has done extensive research and consulting in the areas of financial disclosures, executive compensation, corporate governance and cost accounting, and has served as an expert witness in a variety of legal actions involving, among other things, fraudulent financial disclosures. Dr. Zimmerman brings to the board and its committees his considerable analytical skills and expertise in accounting, corporate finance, executive compensation, corporate governance and strategic planning.

Corporate Governance and Board Matters

Corporate Governance Guidelines

Our business, property and affairs are managed under the direction of our board of directors. The board is committed to sound and effective corporate governance practices and, accordingly, has adopted Corporate Governance Guidelines that provide a system of best practices with respect to board function and communication. Our Corporate Governance Guidelines address matters including board composition, director responsibilities, director independence, selection of board nominees, board membership criteria, mandatory retirement, meeting participation, executive sessions of our independent directors, evaluation of the performance of the chief executive officer, committees, succession planning, orientation and continuing education.

Director Independence

The listing requirements of the NYSE MKT require that a majority of the members of a listed company’s board of directors be independent. The rules provide that no director will qualify as “independent” unless the board affirmatively determines that the director has no relationship with the Company or any of its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon the NYSE MKT rules and applicable SEC rules and regulations, our board has determined that each of our directors is an independent director, other than Mr. Gilbert, who serves as our chief executive officer.

Board Leadership Structure

Our board is responsible for the selection of the chairman of the board and the chief executive officer. Our board does not require the separation of the offices of chairman of the board and the chief executive officer, and currently the positions of chairman and chief executive officer are held by the same person. The board believes that this is the most appropriate and suitable leadership structure for the Company at the present time because Mr. Gilbert, our chief executive officer, is the director most familiar with our business and industry and their challenges and is, therefore, best able to identify the strategic priorities to be discussed by the board. Mr. Gilbert is the direct link between senior management and the board, and provides critical insight and perspective to the board, as well as feedback to senior management through his thorough understanding of the issues at hand.

The board acknowledges, however, that independent board leadership is important and believes that the current structure provides independent board leadership and oversight while also benefiting from having Mr. Gilbert as chairman of the board. Six of our seven current directors, and five of the six nominees, qualify as independent directors, and each of the audit, compensation and nominating and governance committees is comprised solely of independent directors. Our independent directors meet in an executive session, without the presence of Mr. Gilbert, or any other member of management, at the conclusion of each board meeting. In addition, our independent directors have the ability to participate in the agenda setting process and have direct access to management. While the Board has not formally designated a lead director, generally either the chairman of the compensation committee or the chairman of the nominating and governance committee presides at these executive sessions.

Board Meetings and Attendance

During Fiscal 2012, our board held seven in-person regular or telephonic meetings and acted three times by unanimous written consent. In addition, the directors considered Company matters and had frequent communication with the chairman of the board and others apart from the formal meetings.

During Fiscal 2012, each incumbent director attended at least 75% of the meetings of the board and of those committees upon which such director served, held during the period that he or she served.

Director Attendance at Annual Meetings

We typically schedule a board of directors meeting in conjunction with our annual meeting of stockholders and all directors are expected to attend the annual meeting. Each of our incumbent directors attended the 2012 Annual Meeting of Stockholders (other than Ms. Hudson and Mr. Kay, who were not yet members of our board of directors).

Board Committees

Our board has established four standing committees to assist in the discharge of its responsibilities: the audit committee, the compensation committee, the nominating and governance committee, and the executive committee. The following table indicates the committee(s) on which each director serves, and the identity of the chair of each such committee:

Committee Membership

Director:	Audit	Compensation	Nominating and Governance	Executive
W. Barry Gilbert	—	—	—	Chair
Florence D. Hudson	—	—	—	—
Edward W. Kay, Jr.	—	—	—	—
Eben S. Moulton	—	X	Chair	X
James C. Rowe	Chair	—	X	X
Amy L. Tait	X	—	—	—
Jerold L. Zimmerman	X	Chair	—	—

Each committee acts pursuant to a written charter adopted by the board. The charter of each of the audit, compensation and nominating and governance committees complies with the NYSE MKT corporate governance requirements. There are no NYSE MKT requirements with respect to the charter of the executive committee. The committees regularly report their activities and actions to the full board at the next board meeting.

The audit committee oversees our corporate accounting and financial reporting processes. It is responsible for the appointment, dismissal, compensation and oversight of our independent auditors, including the engagement of our auditors for the next fiscal year, the review with the independent auditors and approval of the plan of the auditing engagement, the review with the independent auditors of the results of their audit, the review of the scope and results of the evaluation of our procedures for internal auditing, the inquiry as to the adequacy of our internal accounting controls and our disclosure controls and procedures, the approval of audit and non-audit services to be provided to us by the independent auditors, and overseeing compliance matters for us. The audit committee reviews with management and the independent auditors our annual report on Form 10-K and the interim financial statements prior to the filing of our quarterly reports on Form 10-Q. The audit committee also monitors compliance with our Code of Business Conduct and Ethics, our conflict of interest policy, our policy concerning trading in our securities and our related person transactions policy. In Fiscal 2012, the audit committee, whose current members are Mr. Rowe (Chairman), Mrs. Tait and Dr. Zimmerman, held four meetings. The board of directors in its business judgment has determined that each member of the audit committee is “independent” as defined in Section 803A of the NYSE MKT LLC Company Guide and, in addition, meets the more stringent independence standards set forth in SEC Rule 10A-3 and the independence and financial literacy standards set forth in Section 803B of the NYSE MKT LLC Company Guide. The board of directors has further determined that Mr. Rowe and Dr. Zimmerman each qualify as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC. For the audit committee’s report relating to Fiscal 2012, see “Audit Committee Report.” The audit committee’s charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

The compensation committee oversees the development and administration of our executive compensation plans, reviews and approves the compensation for all executives other than the chief executive officer, reviews and recommends to the board the compensation of the chief executive officer, reviews and approves performance goals and objectives with respect to incentive plans for all executives, oversees the evaluation of the chief executive officer, reviews and recommends to the board the terms of any employment, severance, change in control, termination or retirement arrangements for all executives, and reviews and recommends to the board the compensation paid to directors. In Fiscal 2012, the compensation committee held four meetings and acted by unanimous written consent two times. The current members of the compensation committee are Dr. Zimmerman (Chairman) and Mr. Moulton, each of whom has been determined by the board to be “independent” as defined in Section 803A of the NYSE MKT LLC Company Guide. The compensation committee’s charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com. For more information on executive officer and director compensation and the role of the compensation committee, see “Compensation of Named Executive Officers and Directors.”

The nominating and governance committee identifies and recommends to the board individuals to serve as directors and as nominees for election as directors of the Company and develops, recommends and reviews corporate governance principles applicable to the Company. In Fiscal 2012, the nominating and governance committee met three times and acted by unanimous written consent two times. The current members of the committee are Messrs. Moulton (Chairman) and Rowe, each of whom has been determined by the board to be “independent” as defined in Section 803A of the NYSE MKT LLC Company Guide. The nominating and governance committee charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

The executive committee exercises the powers of the board in the interval between regular meetings of the full board and reviews strategic planning matters. The executive committee did not hold any formal meetings during Fiscal 2012. The current members of the committee are Messrs. Gilbert (Chairman), Moulton and Rowe. Messrs. Moulton and Rowe have been determined by the board to be “independent” as defined in Section 803A of the NYSE MKT LLC Company Guide. The executive committee charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

Nominating Process

The process followed by the nominating and governance committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates. The nominating and governance committee will consider director candidates recommended by stockholders. Nominations of persons for election to our board may be made at a meeting of stockholders only (i) by or at the direction of the board; or (ii) by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled “Questions and Answers About This Proxy Material and Voting — When are stockholder proposals due for next year’s annual meeting?”. In addition, stockholders who wish to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to: Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In evaluating the suitability of candidates to serve on the board of directors, including stockholder nominees, the nominating and governance committee seeks candidates who are independent pursuant to the NYSE MKT independence standards and meet certain selection criteria established by the committee. The specific criteria required for the selection of each board member will be determined from time to time within the context of the current member composition of the board of directors and the evolving needs of the Company based on business strategy and current senior management competencies. The committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2012, Eben S. Moulton, Carl E. Sassano and Jerold L. Zimmerman served on our compensation committee. No member of our compensation committee: (1) was an officer or employee of the Company during Fiscal 2012; (2) was formerly an officer of the Company; or (3) had any relationship requiring disclosure in this proxy statement as a related person transaction pursuant to SEC rules.

In addition, during Fiscal 2012 none of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

Risk Oversight

The board of directors is responsible for overseeing risks that could affect our Company and management’s processes for managing risk. This oversight is conducted primarily through the board’s committees. Our audit committee focuses on risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters. Our nominating and governance committee focuses on the management of risks associated with board membership and structure, as well as corporate governance. Our compensation committee focuses on the management of risks arising from our compensation policies and programs.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general oversight of risk. This responsibility is satisfied through reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as through reports from members of our senior management team responsible for oversight of material risk to the Company.

In addition, the full board focuses on the strategic, financial and execution risks associated with the annual operating plan, major litigation, acquisitions and senior management succession planning.

As part of its risk oversight responsibilities, our board of directors and its committees review the processes that senior management uses to manage our risk exposure. In doing so, the board and its committees monitor our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Stock Ownership Guidelines

The board believes that it is important for directors to maintain an equity position in IEC to further align their interests with those of our stockholders and to demonstrate their commitment to the long term success of the Company. Our board established stock ownership guidelines for the directors that became effective on October 1, 2009. The guidelines require that the directors own, at a minimum, that number of shares of common stock with a value equal to three times the director’s annual board retainer ($24,000, for Fiscal 2012) within three years from the later of October 1, 2009 or the date the director was elected to the board. At October 1, 2012, the stock ownership requirement was 10,909 shares. Unexercised stock options (whether or not vested) do not count toward a director’s ownership for purposes of these guidelines. Currently, all the directors are in compliance with these guidelines.

Code of Ethics and Whistleblower Policy

We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and other executive officers) and employees. It is a statement of the Company’s high standards for ethical behavior, legal compliance and financial disclosure. We also maintain a whistleblower policy, which encourages the Company’s employees to report illegal activities and business conduct that would damage the Company’s good name, business interests and its relationships with stockholders, suppliers, residents and the community at large. The Code of Business Conduct and Ethics and the Whistleblower Policy are distributed to all employees of the Company who in turn acknowledge, in writing, receipt of this information.

Availability of Corporate Governance Documents

We make available to the public a variety of corporate governance information on our website (www.iec-electronics.com) under “Investor Information — Corporate Governance”. Information on our website includes our Code of Business Conduct and Ethics, Corporate Governance Guidelines, the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Governance Committee Charter, the Executive Committee Charter, our Related Person Transactions Policies and Procedures, and our Whistleblower Policy.

Information regarding any amendment to, or waiver from, the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer will also be posted in that section of our website.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the board of directors or the relevant board member by addressing communications to:

[Name of director(s) or Board of Directors]
IEC Electronics Corp.
c/o Corporate Secretary
105 Norton Street
Newark, New York 14513

All stockholder correspondence will be compiled by our Corporate Secretary and forwarded as appropriate.

(PROPOSAL 2)

RATIFICATION OF THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

The audit committee has selected the accounting firm of EFP Rotenberg, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. EFP Rotenberg, LLP (and its predecessor, Rotenberg & Co., LLP) has served as the Company’s independent registered public accounting firm since May 2002 and is considered by the audit committee, the board and management of the Company to be well qualified. The stockholders are being asked to ratify the audit committee’s appointment of EFP Rotenberg, LLP. Stockholder ratification of the selection of EFP Rotenberg, LLP is not required by our by-laws or otherwise. However, the board is submitting the selection of our independent registered accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain EFP Rotenberg, LLP. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of EFP Rotenberg, LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees paid to EFP Rotenberg, LLP

The following table shows the fees that were billed by EFP Rotenberg, LLP for professional services rendered in Fiscal 2012 and the fiscal year ending September 30, 2011 (“Fiscal 2011”).

Description of Fees	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$144,000	$125,900
Audit-Related Fees(2)	—	4,334
Tax Fees(3)	17,000	16,450
All Other Fees(4)	8,500	8,100
TOTAL EFP Rotenberg, LLP Fees	$169,500	$154,784

(1)	Audit fees primarily represent amounts billed for the audit of our annual consolidated financial statements for the respective fiscal years and the reviews of financial statements included in our Form 10-Q quarterly reports for each such fiscal year.
(2)	Audit-related fees represent consultations concerning financial accounting and reporting standards, as well as internal control.
(3)	Tax fees consist of professional services rendered by EFP Rotenberg, LLP primarily in connection with our tax compliance activities and the preparation of federal and state income tax returns.
(4)	All other fees in Fiscal 2012 and Fiscal 2011 are for audit services related to our 401(k) plan.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter and pre-approval policies established by the audit committee require that the audit committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The audit committee pre-approved all services performed by, and all fees to be paid to, EFP Rotenberg, LLP in Fiscal 2012 and Fiscal 2011.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of EFP Rotenberg, LLP and determined that it was compatible with the firm’s independence. For each of Fiscal 2012 and Fiscal 2011, EFP Rotenberg, LLP provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is needed to ratify the appointment of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of EFP Rotenberg, LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm.

Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received IN FAVOR OF approval of ratification of the appointment of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

THE AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EFP ROTENBERG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013.

AUDIT COMMITTEE REPORT(1)

Membership and Role of Audit Committee

The audit committee of our board is responsible for providing independent, objective oversight and review of our accounting functions, internal controls and financial reporting process. Currently, the audit committee is comprised of Mr. Rowe, Mrs. Tait and Dr. Zimmerman. The audit committee operates pursuant to a written charter adopted by the board of directors which was amended and restated in February 2009 and may be found on our public website www.iec-electronics.com under the heading of “Investor Information” and subheading of “Corporate Governance.” We believe that each of the members of the audit committee is independent as defined by NYSE MKT rules and applicable SEC rules and regulations. During Fiscal 2012, the committee met four times. The committee’s meetings include, no less frequently than quarterly, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management.

Management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for performing an independent audit of those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes on behalf of the board. The members of the audit committee are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditors.

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report on Form 10-K for Fiscal 2012 with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the

(1)	The material in this audit committee report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, discussed with the independent auditors the auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the audit committee recommended to our board of directors (and our board has approved) that our audited financial statements for the fiscal year ended September 30, 2012 be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

The audit committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the fiscal year ending September 30, 2013 for ratification by stockholders at the Company’s annual meeting.

Audit Committee

James C. Rowe, Chairman
Amy L. Tait
Jerold L. Zimmerman

(PROPOSAL 3)

CONSIDERATION OF AN ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

General

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting stockholder approval of a non-binding advisory resolution approving the compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion in this proxy statement under the caption “Compensation of Named Executive Officers and Directors” beginning on page 22 of this proxy statement. Proposal 4 below is a non-binding, advisory vote regarding the frequency with which we will conduct this non-binding, advisory vote.

The board of directors requests that stockholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

We believe that our compensation policies and procedures are effective in achieving IEC’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating the executives to remain with the Company for long and productive careers. These policies and procedures are described below under the section “Compensation of Named Executive Officers and Directors”. The compensation committee of our board of directors, composed entirely of independent directors, in consultation with consultants from time to time, oversees our compensation programs and monitors policies to ensure that those policies are appropriate.

We urge stockholders to read the section entitled “Compensation of Executive Officers and Directors” beginning on page 22 of this proxy statement, including the 2012 Summary Compensation table and related tables and narrative included within that section, which provide detailed information on IEC’s compensation policies and practices and the compensation of our named executive officers. As discussed in greater detail in that section, our executive compensation program consists of four principal components: (1) base salary, (2) annual cash incentive compensation, (3) long-term equity compensation, and (4) perquisites and personal benefits. We believe that we have established reasonable base salaries as well as total compensation for our executive officers based on internal comparability and external market data, as well as individual responsibilities and performance. We believe that the cash bonuses paid under our annual incentive plan should and do reward the named executive officers for business and individual performance, encourage effective short-term performance while balancing that approach with a long-term focus, and provide a significant portion of total compensation opportunity that is at risk. We believe that awards granted under our long-term equity incentive plan give our named executive officers a meaningful equity stake in our business and encourage performance by our named executive officers that increases long-term stockholder return, and also serve as an effective tool in attracting and retaining experienced and skilled executive officers. The perquisites and personal benefits paid to our named executive officers are minimal.

Non-Binding Resolution

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on the Company, the board of directors or the compensation committee of the board of directors, and may not be construed as overruling any decision made by the board. However, the board and the compensation committee will take the voting results into account when evaluating our executive compensation program and considering future compensation arrangements.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is needed to approve the non-binding resolution approving the compensation paid to our named executive officers. Under Delaware law, an abstention will have the same legal effect as a vote against approval of this non-binding resolution, and broker non-votes will have no effect on the outcome of the vote.

Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of approval of the non-binding resolution approving the compensation paid to our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

(PROPOSAL 4)

SELECTION OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON
NAMED EXECUTIVE OFFICER COMPENSATION

General

In Proposal Number 3 above, we are asking stockholders to vote on an advisory resolution on executive compensation (the “say-on-pay” vote). Pursuant to Section 14A of the Exchange Act, in this Proposal Number 4 we are asking stockholders to vote on whether future say-on-pay votes should occur every year, every two years or every three years. You also may abstain from voting. Stockholders will have an opportunity to cast an advisory vote on the frequency of future say-on-pay votes at least every six years.

Our board of directors understands that there are different views as to what is an appropriate frequency for advisory votes on named executive officer compensation. After careful consideration, the board is recommending that future say-on-pay votes occur every year. We believe that this frequency is appropriate because it provides stockholders with an opportunity to express their opinion as to executive officer compensation as it may change from year to year.

Non-Binding Resolution

This advisory vote is non-binding on the Company, the board of directors or the compensation committee of the board of directors, and may not be construed as overruling any decision made by the board. However, the board and the compensation committee will consider the voting results on this proposal in determining the frequency of future say-on-pay votes.

Required Vote

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. The outcome of this vote will be determined by a plurality of the votes cast. This means that the frequency that receives the most affirmative votes will be the frequency approved by our stockholders.

Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of conducting an advisory vote on executive compensation EVERY YEAR.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR CONDUCTING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our chief executive officer, our chief financial officer, our two other most highly compensated executive officers (collectively, the “named executive officers”) during Fiscal 2012.

W. Barry Gilbert — Chairman and Chief Executive Officer
Jeffrey T. Schlarbaum — President
Vincent A. Leo — Chief Financial Officer
Donald S. Doody — Executive Vice President of Operations

General Information

The following discussion provides a summary of our compensation policies and the compensation decisions made with respect to our named executive officers.

Objective of Our Compensation Program

The goal of our executive compensation program is to support the attainment of our long and short-term strategic and financial objectives, thereby aligning the interests of the Company’s executives with the interests of stockholders. Our executive compensation program is intended to provide a competitive program that enables us to attract, motivate, and retain the key executives required to enhance stockholder value.

The Company’s Approval and Decision Making Process

The compensation committee of our board of directors (the “Committee”) approves and recommends to the full board all compensation decisions regarding our directors and chief executive officer and reviews and approves all compensation decisions regarding our other named executive officers. The Committee approves equity awards for the Company’s other employees, including by delegation to the Company’s chief executive officer the authority to award at his discretion up to a specified number of stock options to non-executive employees for special performance or recruitment to the Company. In Fiscal 2012, an aggregate of 57,200 options were granted to non-executive employees and new hires pursuant to such delegated authority, and an aggregate of 78,640 shares of restricted stock were issued by the Committee to key employees, including members of the senior management team.

In order to maintain market competitiveness the Committee periodically reviews relevant competitive data provided by third party compensation professionals for the purpose of understanding current compensation practices. In Fiscal 2010, the Committee engaged Grahall Partners LLC (“Grahall”) to assist the Committee in reviewing total compensation for our executive officers and directors. Services included an executive compensation review and presentation of an overview of executive compensation trends and developments to the Committee (the “2010 Report”). During Fiscal 2010, the Committee also reviewed with Grahall certain information regarding director compensation. No further assessment regarding executive or director compensation was conducted by Grahall in Fiscal 2011 as part of the Compensation Committee’s process in setting executive and director compensation for Fiscal 2012, however the Committee did take into account information contained in the 2010 Report. The Committee considered the comparative data provided in the 2010 Report as useful background information in understanding current compensation practices, but as only one factor in its assessment of appropriate compensation levels, policies and practices. It does not have a formal policy of “benchmarking” named executive officer compensation or director compensation against a certain percentile of the market data or using the market data to establish the level or mix of compensation. The Committee also considers factors described in more detail below in “Compensation of Our Named Executive Officers – Elements”. During Fiscal 2012, the Committee again engaged Grahall to assist the Committee in reviewing compensation for our executive officers and directors and establishing compensation for Fiscal 2013. The Committee selected Grahall because it is a leading provider of compensation consulting services and survey data, and was confirmed by the Committee to be independent.

Compensation of Our Named Executive Officers – Elements

The compensation program for the named executive officers consists of the following elements:

•	Base salary compensation;
•	Annual cash incentive compensation;
•	Long-term equity incentive compensation; and
•	Perquisites and other personal benefits.

Our named executive officers are also entitled to participate in a deferred compensation plan and a 401(k) savings plan, both described below.

The Committee has designed an executive compensation program consisting of these elements, which are intended to work together to provide a total compensation package that is reasonable, competitive and related to both the Company’s performance and the individual performance of Company employees, including our named executive officers. The philosophy guiding the Committee in establishing the Company’s compensation policies and practices is to establish a program that:

•	is competitive with the market in order to help attract, motivate and retain highly qualified employees and executives;
•	creates a performance-based link between executive compensation and the attainment of financial, operational and strategic goals that we believe are critical drivers of sustained value creation over the long term;
•	aligns our executives’ interests with the interests of our stockholders;
•	does not create excessive risk taking behavior by our employees and executives; and
•	fosters a long-term commitment by executives.

Base Salary Compensation

Base salaries are used to provide a fixed amount of compensation for the named executive officer’s regular work. The salaries of the named executive officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities. Salary ranges have been developed for each position using internal comparability, external market data collected through Grahall, the responsibilities and scope of each position, and experience, skills and leadership capabilities required to perform each position.

For the named executive officers, other than the chief executive officer, the chief executive officer prepares a salary recommendation following a review of individual performance, competitive market data, and affordability for the Company. The recommendation is presented to the Committee. The Committee relies in part on the chief executive officer’s evaluation of each other named executive officer’s performance in deciding whether to make an adjustment to each executive’s salary in a given year. In the case of a change in role, careful consideration is given to the new responsibilities, internal pay practices and external peer comparisons, in addition to past performance and experience. With respect to the base salary of the chief executive officer, the board considers individual and Company performance, as well as external market practices, prior to recommending any changes.

Changes in the Chief Executive Officer’s compensation are generally effective on November 1 of each year, and compensation changes for other executives are typically effective on January 1 of each year. In Fiscal 2012, the Committee recommended, and the board approved, a 9.8% increase in Mr. Gilbert’s salary, from $296,800 to $326,000 (of which $8,400 related to the elimination of his automobile reimbursement, described below). The Committee also approved a 7.7% increase in the base salary of Mr. Schlarbaum, from $236,250 to $254,500 (of which $6,000 related to the elimination of his automobile reimbursement, described below), and a 5.2% increase in the base salary of Mr. Doody, from $197,400 to $207,600. For Fiscal 2012, the Committee determined to eliminate the separate reimbursement to Messrs. Gilbert and Schlarbaum of certain automobile-related expenses, and instead to reflect an expectation of such expenses (based on prior years) in their base salaries. Therefore, for Fiscal 2012, with respect to Mr. Gilbert, the Committee recommended, and the board approved, a one-time increase in base salary in the amount of $8,400, and with respect to Mr. Schlarbaum, the Committee approved a one-time increase in base salary in the amount of $6,000. Messrs. Gilbert and Schlarbaum no longer receive a reimbursement of automobile-related expenses, and their base salaries will be reviewed and adjusted in accordance with the standard practices of the Committee and the board. The remainder of the increases were determined by the Committee based upon the factors discussed above, including Fiscal 2011 performance. The increases became effective January 1, 2012 for Messrs. Doody and Schlarbaum, and November 1, 2011 for Mr. Gilbert.

Mr. Leo, who served as our interim chief financial officer from January 2, 2012 to May 23, 2012, and now serves as our chief financial officer, has during such entire period remained a principal and shareholder of Insero & Company CPAs, P.C. (“Insero”), and is compensated by Insero, as more fully described below under “Certain Relationships and Related Person Transactions.” We do not pay any base salary directly to Mr. Leo.

Annual Cash Incentive Awards

Our named executive officers, other than Mr. Leo, may be awarded annual cash bonuses under our annual management incentive plan. The incentive plan for Fiscal 2012 (the “2012 MIP”) rewards executives and management for overall Company performance with respect to increases in net income before taxes and incentives, sales, and improved cash flow. The incentive bonuses are generally granted based on a percentage of each named executive officer’s base salary earned during the fiscal year. We believe this variable performance plan aligns the interests of our named executive officers with our stockholders’ interest in improving the financial strength of the Company as it continues to grow.

The 2012 MIP links awards to performance results and is designed to provide cash incentive awards to the participating executive officers of the Company. For Fiscal 2012, the participants consisted of our chief executive officer (the “CEO”), our president, and our executive vice president of operations (“EVP”). Because Mr. Leo, our chief financial officer, is not an employee of the Company, he was not eligible to receive awards under the 2012 MIP. The 2012 MIP was finalized by the Committee on May 23, 2012.

A precondition for payment of all awards under the 2012 MIP is achievement of a threshold minimum level of company-wide Net Income Before Taxes (the “Plan Threshold”). For purposes of the 2012 MIP, non-operating events such as acquisition escrow clawbacks are excluded from the calculation of net income. The Plan Threshold for Fiscal 2012 was $9,000,000.

If the Plan Threshold is met, each participant is eligible to receive an award, if any, determined on the basis of the degree of achievement of certain specified corporate level fiscal year performance objectives (“Performance Goals”). For Fiscal 2012, Performance Goals based upon the following measurements were established:

(i)	Net Income Before Taxes and Incentives (applicable to all participants based on company-wide results),
(ii)	Sales (for the CEO, based on company-wide results, and for the president and EVP, based upon respective divisional results), and
(iii)	Cash Flow from Operations (applicable only to the CEO based on company-wide results).

The Committee assigned a weighting factor, varying from 25% to 50%, to each Performance Goal for each participant, with the total of the weighting factors for each participant being 100%.

In addition to the Plan Threshold, the Committee established:

(i)	minimum plan entry performance levels for each Performance Goal for each participant (“Performance Goal Minimum(s)”), set at a level in excess of prior fiscal year achievement to assure that stockholders receive the first portion of the benefit of increased value, and
(ii)	a target goal (the “Target”) for each Performance Goal for each participant based on the Company budget.

If all Performance Goals are achieved by each respective participant at the Target level, awards are earned by that participant equal to the following percentages of base salary for fiscal 2012: (i) for the CEO –

60%, (ii) for the president – 55%, and (iii) for the EVP – 55%. If, with respect to any Participant Performance Goal, less than the applicable Target, but at least the Performance Goal Minimum, is achieved, a payment less than the Target Award are paid to the applicable participant, prorated between a payment of 10% of base salary applicable to achievement at exactly all Performance Goal Minimums and such Participant’s potential Target Award. If the Target for a Participant Performance Goal is surpassed, the Target Award increases pro rata up to a cap of 200% of the Target level award. No award is made with respect to a Performance Goal if the applicable Performance Goal Minimum is not achieved.

After the end of the fiscal year, the Committee determines the extent to which the Performance Goals have been achieved by each respective participant and calculates the amount of the Award to be paid to each (the “Calculated Award”). However, (i) based on his evaluation of the president’s or EVP’s performance, the CEO may recommend that the Calculated Award for that participant be modified by plus or minus up to 25%, and (ii) the Committee may recommend that the Calculated Award for the CEO be modified by plus or minus up to 25%. All modifications to a Calculated Award for any participant must be approved by the Committee. Additionally, any modification to the Calculated Award for the CEO must be approved by the independent members of the board of directors. Use of the modification factor is not expected to be an annual event, but is to be used sparingly, when the actual results achieved, whether positive or negative, are not appropriately reflected in the Calculated Award.

The Committee reserves the right in its discretion to modify categories or goals. Among others, the Performance Goals set forth in the 2012 MIP are based upon the organic growth of the Company and do not reflect the impact of any acquisitions. The Committee separately reviews the impact of acquisitions, if any.

Payment of any award to a participant generally is made within 15 days after receipt by the Company of the audited financial statements for Fiscal 2012. In order to receive an award, a participant must be an employee of the Company on the date such award is to be paid.

The following tables set forth the Fiscal 2012 performance targets and payout amounts (as a percentage of targeted bonus) for each of the named executive officers, at the threshold, targeted and maximum performance levels. The threshold award level must be exceeded after taking into consideration the impact of the payment of any bonus under the MIP before there can be any payout.

W. Barry Gilbert, Chairman & CEO:

		Entry Threshold		Target		Maximum
Component	Weight	Goal ($)	Payout ($)	Goal ($)	Payout ($)	Goal ($)	Payout ($)
NIBT & Incentive (thousands)	35%	9,236	11,429	16,450	68,574	19,970	137,148
Sales (thousands)	40%	139,961	13,062	165,000	78,371	181,450	156,741
Cash Flow (thousands)	25%	13,193	8,164	17,500	48,982	18,800	97,963
Total Potential:	100%		32,654		195,926		391,853

Jeffrey T. Schlarbaum, President:

		Entry Threshold		Target		Maximum
Component	Weight	Goal ($)	Payout ($)	Goal ($)	Payout ($)	Goal ($)	Payout ($)
NIBT & Incentive (thousands)	50%	9,236	12,725	16,450	69,987	19,970	139,975
Division Sales (thousands)	50%	94,395	12,725	108,000	69,987	118,767	139,975
Total Potential:	100%		25,450		139,975		279,949

Donald S. Doody, EVP of Operations:

		Entry Threshold		Target		Maximum
Component	Weight	Goal ($)	Payout ($)	Goal ($)	Payout ($)	Goal ($)	Payout ($)
NIBT & Incentive (thousands)	50%	9,236	10,400	16,450	57,200	19,970	114,400
Division Sales (thousands)	50%	46,864	10,400	57,000	57,200	62,683	114,400
Total Potential:	100%		20,800		114,400		228,800

The actual cash incentive awards paid to our named executive officers for Fiscal 2012 and Fiscal 2011 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 29.

Long-Term Equity Incentive Awards

The purpose of the Company’s Long-Term Incentive Plan (“LTIP”) is to motivate the Company’s executive and certain designated key employees to enhance the long-term value of the Company by aligning their interests with those of the stockholders. Because Mr. Leo, our chief financial officer, is not an employee of the Company, he was not eligible to participate in the LTIP during Fiscal 2012. However, on May 23, 2012, Mr. Leo received an award of 20,000 shares of restricted stock in connection with his appointed as our chief financial officer. 10% of these shares vest on the first annual anniversary of the award, 30% on the second annual anniversary of the award and 60% on the third anniversary of the award. We have been advised that Mr. Leo holds such shares for the benefit of Insero.

Equity-based compensation and ownership is intended to ensure that our named executive officers and other key employees have a continuing investment in the long-term success of the Company. The Committee believes that stock options and other methods of equity-based incentive compensation, such as restricted stock, are critical in motivating the long-term creation of stockholder value and in attracting and retaining key employees with outstanding abilities and skills. For Fiscal 2012, equity-based compensation awarded to our named executive officers between October 1, 2011 and December 31, 2011 was awarded under the Company’s 2001 Stock Option and Incentive Plan (the “2001 Plan”); all awards of equity-based incentive compensation awarded after January 1, 2012 were awarded under the Company’s 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”). Both the 2001 Plan and the 2010 Plan are stockholder-approved plans.

The LTIP for Fiscal 2012 provides for awards of restricted stock to be made under the 2010 Plan, to enable and encourage participants to increase their ownership in the Company by rewarding achievement of a high level of corporate financial performance through providing opportunities to participate in stockholder gains. The LTIP for Fiscal 2012 was approved by the Committee at its meeting on May 23, 2012.

The LTIP measures Company performance over a one-year fiscal period and the award is paid out at the end of the fiscal period based on the attainment of annual performance goals (“Performance Goals”), measured company-wide, pre-established by the Committee. The Performance Goals established for Fiscal 2012 are based on two metrics which the Committee believes are key to the Company’s long-term financial success:

(i)	Net Income Before Tax and Incentives, and
(ii)	Return on Sales.

For purposes of the LTIP, non-operating events such as acquisition escrow clawbacks are excluded from calculation of Net Income. Each Performance Goal is weighted 50%.

The Committee also established:

(i)	minimum plan entry performance levels for each Performance Goal (“Performance Goal Minimum(s)”), set at a level in excess of prior fiscal year achievement to assure that stockholders receive the first portion of the benefit of increased value, and
(ii)	a target goal (the “Target”) for each Performance Goal based on the Company budget.

If both Performance Goals are achieved at the Target level, awards are earned by the participants with a value equal to the following percentages of base salary: (i) for the CEO – 60%, (ii) for the president – 55%,

(iii) for the EVP – 55% and (iv) for other participants – 15-20%. If less than the applicable Target, but at least the Performance Goal Minimum, for any Performance Goal is achieved, the Award is prorated, using a calculation base of 50% of Target Award for achievement at exactly the Performance Goal Minimum level. If the Target for a Performance Goal is surpassed, the Target Award increases pro rata up to a cap of 200% of the Target level Award. No award is made with respect to a Performance Goal if the applicable Performance Goal Minimum is not achieved.

The equivalent dollar value of each award, as calculated based on the applicable percentage of base salary, is the “Calculated Value”. For Fiscal 2012, each award was equal to the number of shares of restricted stock equal to the Calculated Award divided by the average closing price of the Company’s common stock on the NYSE MKT for all trading days falling within the period beginning July 1, 2012 and ending September 30, 2012.

After the end of the fiscal year, the Committee determines the extent to which the Performance Goals have been achieved and approve the amount of the Equity Award to be paid to each participant. However, (i) based on his evaluation of a Participant’s performance, the CEO may recommend that the Calculated Value for that Participant be modified by plus or minus up to 25%, and (ii) the Committee may recommend that the Calculated Value for the CEO be modified by plus or minus up to 25%. All modifications to a Calculated Value for any participant must be approved by the Committee. Additionally, any modification to the Calculated Value for the CEO must be approved by the independent members of the board of directors. Use of the modification factor is not expected to be an annual event, but is to be used sparingly, when the actual results achieved, whether positive or negative, are not appropriately reflected in the Calculated Award.

All awards are to be evidenced by an award agreement in the manner set forth in 2010 Plan. Each award is subject to a five-year period of restriction, during which period the restricted stock may not be sold or otherwise transferred. As to one half (1/2) of the restricted shares, the restrictions will lapse and the shares will vest on the date four (4) years after the date the award is granted. As to the other one half (1/2) of the shares, the restrictions will lapse and the shares will vest on the date five (5) years after the date the Award is granted. If a participant’s employment with the Company is terminated for any reason whatsoever, other than death, disability, retirement or change in control, before the lapse of the restrictions, the unvested restricted stock will be deemed forfeited by the participant and will be returned to or cancelled by the Company. The award agreements may contain such other terms and conditions deemed appropriate by the Committee. Such provisions need not be uniform among all grants of awards among all participants. The Committee may, at its discretion, authorize the Company to pay or reimburse a participant the amount of any income taxes the participant incurs with the award.

Awards earned as provided above generally are made within 15 days after receipt by the Company of the audited financial statements for the applicable fiscal year. In order to receive an Equity Award, a participant must be an employee of the Company on the date such Equity Award is granted. For purposes of the LTIP, the grant date is the date on which the Committee approves the Equity Awards for all participants except the CEO, for whom the grant date is the date on which the board approves the Equity Award.

The Committee reserves the right in its discretion to modify categories or goals. Among others, the Performance Goals set forth in the 2012 LTIP are based upon the organic growth of the Company and do not reflect the impact of any acquisitions. The Committee separately reviews the impact of acquisitions, if any.

The following table sets forth the Fiscal 2012 performance targets at the threshold, target and maximum levels. Each performance target is weighted equally. The Committee determined not to include the $1.8 million of income recorded in Fiscal 2012 associated with the contingent consideration held in escrow related to the SCB acquisition, which was returned to IEC in May 2012, in determining whether the Net Income Before Tax threshold and targets are met.

Component	Threshold	Target	Maximum
NIBT & Incentive	$9,137,100	$16,000,000	$18,931,500
Return on Sales	6.83%	9.40%	10.50%

To the extent the performance targets are achieved, the dollar value of an award, equal to the predetermined percentage of the recipient’s base salary described above, is calculated for each recipient. The number of restricted shares or the number of options to be awarded to a recipient is based upon the value of a recipient’s award divided by the average closing price of the Company’s common stock on the NYSE MKT for all trading days falling within the period beginning July 1, 2012 and ending September 30, 2012.

Because equity awards under the LTIP are based on the prior fiscal year’s performance, they are not granted until after the end of the fiscal year and the completion of our audited financial statements. Therefore, awards related to Fiscal 2012 performance are not reflected in any of the compensation tables in this proxy statement; instead, they will be included in the compensation tables included in our proxy statement for Fiscal 2013. The restricted share awards included in the Executive Officer Compensation Tables section that follows this section reflect awards granted in January 2012 for performance in Fiscal 2011, as well as shares awarded to Mr. Leo in connection with his May 2012 appointment as our chief financial officer.

Named Executive Officer	Restricted Share Calculated Award (shares) Granted in FY2012 for FY2011 Performance	Restricted Share Calculated Award (shares) Granted in FY2013 for FY2012 Performance
W. Barry Gilbert	16,615	19,916
Jeffrey T. Schlarbaum	11,025	14,050
Vincent A. Leo	—	—
Donald S. Doody	10,000	11,391

Other than the restricted share awards described above, no options or other equity-based awards were granted to any of the named executive officers in Fiscal 2012.

Perquisites and Personal Benefits

The Company paid $17,373 in premiums in lieu of salary for long term care insurance contracts for Mr. Gilbert and his wife, and $10,149 in premiums with respect to life insurance policies maintained for his benefit.

Deferred Compensation

Effective January 1, 2009, the Company established the IEC Electronics Corp. Management Deferred Compensation Plan (the “Deferred Compensation Plan”) which allows certain designated employees, including the named executive officers, to defer up to 100% of their base salary and up to 100% of any performance-based incentive bonus on a tax-deferred basis. On the last day of each month, the Company credits the deferred account with interest which is based on the average interest rate paid by the Company during the month to its senior lender. Deferred compensation will be paid to a participant upon separation from service on the date and in the manner elected by the participant in his/her deferred compensation agreement. If no election is made, the deferred account will be paid out in quarterly installments over ten years beginning January 1 of the year following separation from service. Deferred amounts may not be withdrawn prior to their payment start date, except to meet an “unforeseeable financial emergency” (in the Committee’s discretion) or in the event of a change in control of the Company. Payments to “key employees” as defined under the Federal tax laws are delayed at least six months after termination of employment. During Fiscal 2012, only Mr. Gilbert elected to defer a portion of his compensation. Amounts deferred by Mr. Gilbert are included in the Summary Compensation Table but were deducted from the Company’s cash salary payments to him and deferred by him pursuant to the Deferred Compensation Plan.

Retirement Benefits

All employees, including our named executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (“Savings Plan”). The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan. The Company matches up to 1.5% of contributions made by participating employees of our IEC Electronics Corp — Albuquerque subsidiary (formerly known as General Technology Corporation). None of our named executive officers is covered by a pension plan.

Executive Officer Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for Fiscal 2012 and Fiscal 2011. More detailed information is presented in the other tables and in the footnotes to the tables.

Name & Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total ($)
W. Barry Gilbert,	2012	324,324	84,404	83,695	29,125	521,548
Chairman & CEO	2011	$298,455	$161,240	$530,577	$29,085	$1,019,357
Jeffrey T. Schlarbaum,	2012	251,640	56,007	62,245	—	369,892
President	2011	$239,721	$182,500	$182,018	$6,000	$610,239
Vincent A. Leo, Chief Financial Officer(6)	2012	$0	$117,600	$—	$—	$117,600
Donald S. Doody,	2012	205,526	50,800	40,564	—	296,890
Executive VP of Operations	2011	$194,869	$120,200	$152,086	$—	$467,155

(1)	The “Salary” column reflects the base salary actually paid for each of our named executive officers during the applicable fiscal year, which may differ from the salary described in “Compensation of Named Executive Officers — Base Salary Compensation” due to effective dates for increases that do not fall on the first day of the fiscal year and pay periods that may overlap fiscal years. The amounts shown include any portion of base salary deferred and contributed by the named executive officer to our Deferred Compensation Plan. For Fiscal 2012, this column includes, for Mr. Schlarbaum, $750 in reimbursement of automobile-related expenses paid prior to the Committee’s determination to end such separate reimbursements as described above under “General Information — Base Salary Compensation.”
(2)	Restricted share awards were granted to the named executive officers in each of Fiscal 2012 and 2011 based upon the achievement of certain performance targets in Fiscal 2011 and 2010, respectively. In Fiscal 2012, for Fiscal 2011 performance, Mr. Gilbert was awarded 16,615 restricted shares, Mr. Schlarbaum was awarded 11,025 restricted shares, and Mr. Doody was awarded 10,000 restricted shares. Also included in this column for Fiscal 2012 are 20,000 shares granted to Mr. Leo in connection with his appointment as chief financial officer. We have been advised that Mr. Leo holds such shares for the benefit of Insero. In Fiscal 2011, for Fiscal 2010 performance, Mr. Gilbert was awarded 27,800 restricted shares; Mr. Schlarbaum was awarded 22,500 restricted shares and Mr. Doody was awarded 14,000 restricted shares. Also included in this column for Fiscal 2011 are 10,000 restricted shares awarded to Mr. Schlarbaum and 7,500 restricted shares awarded to Mr. Doody in recognition of their respective October 2010 promotions.
(3)	The amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. Under ASC 718, the fair value of such stock awards is determined as of the date of grant using the closing market price of common stock on the date of grant. The assumptions used for the valuations are set forth in Note 1 (Our Business and Significant Accounting Policies) and in Note 12 (Stock-Based Compensation) to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the named executive officers and do not represent actual cash compensation paid to the recipient. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.
(4)	The amounts shown reflect cash amounts paid under our management incentive plan for services performed in Fiscal 2012 and Fiscal 2011. Payouts were determined by our board, in the case of Mr. Gilbert, and by the compensation committee, in the case of the other named executive officers, in November 2012 for Fiscal 2012 performance and in December 2011 for Fiscal 2011 performance, and paid shortly thereafter. The amounts shown include any portions of such payments deferred and contributed by our named executive officers to our Deferred Compensation Plan. In addition, the amounts shown for Mr. Gilbert include $31,250 and $281,250 for Fiscal 2012 and Fiscal 2011, respectively, earned under the Stock Performance Incentive payment provisions of his Employment Agreement for the listing of IEC shares on the NYSE Amex (now known as NYSE MKT) and achievement of certain price thresholds thereafter. For additional information about our management incentive plan, see “Compensation of Named Executive Officers and Directors — General Information” beginning on page 22, and for additional information about Mr. Gilbert’s Employment Agreement, see “Employment Agreements and Change in Control Agreements” beginning on page 31.
(5)	Amounts shown for Fiscal 2012 include $17,283 in premiums paid on a long-term care insurance contract for Mr. Gilbert and his wife, in accordance with Section 7702B of the Internal Revenue Code, and $10,149 in insurance premiums paid with respect to policies of life insurance maintained for the benefit of Mr. Gilbert. In the case of Mr. Leo, “All Other Compensation” for Fiscal 2012 reflects fees paid to Insero under the agreement between IEC and Insero pursuant to which Mr. Leo has served as our interim chief financial officer and our chief financial officer. As a principal in and shareholder of Insero, Mr. Leo receives a set distribution that is not affected by the arrangements in the engagement letter between the Company and Insero, provided, however, after the end of each year he is eligible for a bonus determined by a committee of Insero, of which he is not a member. The bonus is dependent upon performance of Insero as a whole as well as his individual contributions. Therefore, Mr. Leo’s compensation is not directly tied to the dollar value of the transactions between Insero and IEC. For Fiscal 2011, “All Other Compensation” includes, for Messrs. Gilbert and Schlarbaum, $1,600 and $6,000, respectively, in reimbursement of certain automobile-related expenses.
(6)	Mr. Leo became an executive officer of the Company during Fiscal 2012, and therefore, in accordance with applicable SEC rules, his compensation is reported for Fiscal 2012 only.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning stock options and stock awards held by the named executive officers at September 30, 2012.

	Stock Awards
Name	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)(2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
W. Barry Gilbert	67,517	457,765
Jeffrey T. Schlarbaum	53,525	362,900
Vincent A. Leo	20,000	135,600
Donald S. Doody	40,000	271,200

(1)	Stock awards included in the above table reflect restricted share awards granted to the named executive officers in Fiscal 2012, 2011 and 2010 based upon the achievement of certain performance targets in Fiscal 2011, 2010 and 2009, respectively. Stock awards also reflect a restricted share award granted to Mr. Leo upon his appointment as chief financial officer, and restricted share awards granted upon the promotions of Messrs. Schlarbaum and Doody to their new roles as President and Executive Vice President of Operations, respectively, in Fiscal 2011. Awards granted during Fiscal 2011 and 2010 and between October 1, 2011 and December 31, 2011 were granted under the 2001 Plan, and awards granted after December 31, 2011 were granted under the 2010 Plan.
(2)	Awards granted during Fiscal 2012 have a five-year vesting period (except the award to Mr. Leo, which has a three-year vesting period), and all awards granted during Fiscal 2011 and Fiscal 2010 are subject to a four-year restriction period. Awards granted in Fiscal 2012 will vest as follows: 50% on each of February 1, 2016 and 2017. The shares granted to Mr. Leo will vest 10% on May 23, 2013, 30% on May 23, 2014, and 60% on May 23, 2015. Awards granted in Fiscal 2011 will vest as follows: 50% each on November 15, 2013 and November 15, 2014, with the exception of 10,000 shares granted to Mr. Schlarbaum and 7,500 shares granted to Mr. Doody, which will vest 50% each on October 1, 2013 and October 1, 2014. 50% of the awards granted during Fiscal 2010 vested on November 6, 2012 (November 18, 2012 in the case of Mr. Gilbert); the remaining 50% of such awards will vest on November 6, 2013 (November 18, 2013 in the case of Mr. Gilbert). Because the entire amount of the Fiscal 2010 awards were unvested at September 30, 2012, all shares covered by those awards are reflected in the table. During the applicable restriction period, the unvested restricted shares cannot be sold or otherwise transferred in any manner. Vesting of all restricted share grants is subject to each such named executive officer continuing to be employed by us on the vesting date.

(3)	The market value shown was determined by multiplying the number of restricted shares that have not vested by the $6.78 closing market price per share of IEC common stock on the NYSE MKT on September 28, 2012, the last trading day of our fiscal year.

Employment Agreements and Change in Control Agreements

Employment Agreement — W. Barry Gilbert

In April 2009, the Company entered into an Employment Agreement with Mr. Gilbert. The agreement, as amended on October 1, 2010, provides for Mr. Gilbert’s continued employment as IEC’s Chief Executive Officer until December 31, 2013, or such date as may be mutually agreed between the parties, unless earlier terminated (the “CEO Term”). In addition, the employment agreement provides that upon the expiration of the CEO Term, the Company will employ Mr. Gilbert as an advisor to the Board for a period terminating on December 31, 2020, unless earlier terminated (the “Advisory Term”).

During the CEO Term, Mr. Gilbert was entitled to receive an annual initial base salary of $275,000, which was subject to annual review for increases, and he was eligible to receive such equity awards as may be determined in the sole discretion of the Board. In Fiscal 2012, Mr. Gilbert’s base salary was $326,000. During the Advisory Term, Mr. Gilbert will be entitled to receive an annual compensation of $89,286.

At any time during both the CEO Term and the Advisory Term, Mr. Gilbert was entitled to earn and receive up to three additional cash incentive payments of $125,000 (the “Stock Performance Incentive”), each one payable in the manner described in the employment agreement upon the achievement of certain performance conditions:

(i)	the listing of IEC’s shares on any National Exchange (as defined in the employment agreement);
(ii)	if and when IEC’s Daily Stock Price (as defined in the employment agreement) closes at $2.00 or more greater than the Listing Price (as defined in the employment agreement) for any 20 trading days during any 30 consecutive trading day period; and
(iii)	if and when IEC’s Daily Stock Price (as defined in the employment agreement) closes at $4.00 or more greater than the Listing Price (as defined in the employment agreement) for any 20 trading days during any 30 consecutive trading day period.

Mr. Gilbert has earned the Stock Performance Incentive payment in (i) above, since the Company’s shares have been listed on the NYSE MKT and, accordingly, 25% of the payment ($31,250) was paid to him in each of fiscal year 2009, fiscal year 2010, Fiscal 2011 and Fiscal 2012. The Fiscal 2012 and Fiscal 2011 payments are included in Mr. Gilbert’s compensation as set forth in the Summary Compensation Table. The Stock Performance Incentive payments provided for in (ii) and (iii) above were earned in Fiscal 2011, and, accordingly, are included in Mr. Gilbert’s compensation as set forth in the Summary Compensation Table.

During the CEO Term, Mr. Gilbert is eligible to participate in IEC’s incentive plans and programs on the same basis as other senior executives.

During both the CEO Term and the Advisory Term, Mr. Gilbert is eligible to participate in such health and other group insurance and other employee benefit plans on the same basis as other senior executives and the Company will pay the full cost of medical insurance for Mr. Gilbert and his wife. In addition, subject to certain limitations and conditions, including increase and reductions in face amounts, as set forth in the employment agreement, during both the CEO Term and the Advisory Term, the Company will maintain certain life insurance policies payable to Mr. Gilbert’s estate or designated beneficiary. At September 30, 2012, the aggregate face value of these policies was $2,150,000, of which $1,400,000 is payable to Mr. Gilbert’s estate or his designated beneficiary. The remaining $750,000 is payable to the Company.

In addition to the above terms, the employment agreement provides for severance compensation upon termination of Mr. Gilbert’s employment. Circumstances that would trigger payments or the provision of other benefits include (a) termination during CEO Term by the Company without Cause (as defined in the employment agreement) or by Mr. Gilbert for Good Reason (as defined in the employment agreement) or due to a

Change in Control (as defined in the employment agreement); (b) termination by the Company during Advisory Term without Cause or by Mr. Gilbert for Good Reason; (c) termination upon death; (d) termination for Disability (as defined in the employment agreement) during CEO Term; and (e) termination for Disability during Advisory Term.

The employment agreement also contains provisions which are customary for an executive employment agreement of this type. These include covenants relating to confidentiality, non-competition, non-solicitation of employees, and non-interference with business relationships and apply during the CEO and Advisory Terms and for a period of 36 months thereafter.

If Mr. Gilbert’s employment is terminated during the CEO Term (i) by the Company without Cause; or (ii) by Mr. Gilbert for Good Reason; or (iii) due to a Change in Control; or (iv) as a result of Disability, Mr. Gilbert would be entitled to receive (a) two times his annual base salary, payable in 24 equal monthly installments; (b) his annual incentive bonus, payable within 60 days of termination; and (c) the value of the lost opportunity to earn the Stock Performance Incentives provided for in his employment agreement payable within 60 days of termination. In addition, Mr. Gilbert would be entitled to the continuation of medical benefits until age 65 (or until he becomes eligible to receive medical benefits from subsequent employer) and any accrued amounts owing to him.

Messrs. Schlarbaum and Doody

Effective October 1, 2010, the Company entered into Salary Continuation and Non-Competition Agreements with each of Messrs. Schlarbaum and Doody. Each Agreement provides for at-will employment, and provides for salary continuation payments for one (1) year upon certain terminations of employment. Circumstances that would trigger payments include: (a) termination by the Company without Cause (as defined in the Agreement); or (b) following a Change in Control (as defined in the Agreement) either by the Company without Cause or by the executive for Good Reason (as defined in the Agreement).

Under each Agreement, the executive has agreed not to (a) disclose confidential information of the Company during or after his employment with the Company; (b) solicit Company customers and employees for 18 months after termination; or (c) directly or indirectly compete with the Company during the term of his employment and for 18 months after termination.

Mr. Leo

Mr. Leo is serving as our chief financial officer pursuant to an engagement letter between IEC and Insero, dated December 28, 2011, and amended on May 25, 2012 (the “Insero Agreement”). The terms of the Insero Agreement are described below under “Certain Relationships and Related Transactions.” Other than the restricted share award described above under “Outstanding Equity Awards at Year-End”, Mr. Leo has not received any compensation directly from IEC.

Change in Control

Our 2001 Stock Option and Incentive Plan and our 2010 Omnibus Incentive Compensation Plan, and the stock option and restricted stock award agreements executed thereunder, provide that upon a change in control (as defined in the 2010 Plan), unless the board otherwise determines, all outstanding options and restricted stock will immediately become fully vested and exercisable.

Director Compensation

Cash Compensation Paid to Non-Employee Directors

The following table shows non-employee director compensation for Fiscal 2012:

Annual Board Retainer(1)	$24,000, payable in cash or stock
Annual Committee Chair Retainer(1)	$4,000, payable in cash
Board Meeting Fee(2)	$4,000 payable in cash or stock
Supplemental Fee	$1,000, payable in cash(3)
Reimbursement for expenses incurred in attending board meetings

(1)	Payable quarterly after the end of the quarter.

(2)	Payable in $1,000 installments in connection with each quarterly meeting actually attended.
(3)	On May 23, 2012, the board of directors approved a $1,000 increase in the compensation paid to the Company’s independent directors in recognition of the ongoing increase in the level of activities of the Company, resulting in increased time spent by the directors in calls and meetings outside of regularly scheduled board meetings. The supplemental payment will be paid in cash, at the end of the fourth quarter of each fiscal year.

As indicated in the above table, non-employee directors may elect to receive payment of their annual board retainer and quarterly meeting fees in cash or in shares of the Company’s common stock.

During Fiscal 2012, the Committee, in conjunction with Grahall, conducted a comprehensive analysis of the compensation package provided to the Company’s non-employee directors, and as a result the Committee recommended and in November 2012 the board approved an increase in director compensation effective January 30, 2013. The annual board retainer will be increased to $32,000, the committee chair retainer will be increased to $8,000, and the annual restricted stock grant, described below in “Equity Compensation Paid to Non-Employee Directors,” will be increased to the number of restricted shares with a grant date value of $25,000.

Equity Compensation Paid to Non-Employee Directors

Both our 2001 Plan and our 2010 Plan authorize the granting of non-statutory stock options or restricted shares to non-employee directors in such amounts and at such times as may be determined by the board. Historically, the compensation committee granted stock options to the non-employee directors at the time of the annual meeting of stockholders. Effective in Fiscal 2010, the board determined to award restricted shares to the non-employee directors.

In Fiscal 2012, each non-employee director was entitled to an annual grant of restricted stock with a grant-date value of $20,000, which amount will be increased to $25,000 in Fiscal 2013. The restrictions will lapse and the shares will vest in three (3) equal installments as follows: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and the balance on the third anniversary of the date of grant.

At the time of the 2012 annual meeting of stockholders (February 1, 2012), each of the non-employee directors received the annual restricted share award of 3,937 shares at a market value of $5.08 per share (the closing price of the Company’s common stock on the grant date as reported on the NYSE MKT).

Director Compensation Table

The following table summarizes the cash and equity compensation earned by non-employee directors during Fiscal 2012.

Director(1)(2)	Fees Earned or Paid in Cash ($) or Stock(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Florence D. Hudson(6)	$6,000	$—	$72	$6,072
Eben S. Moulton(7)	$33,000	$20,000	$72	$53,072
James C. Rowe(7)	$33,000	$20,000	$72	$53,072
Carl E. Sassano(7)(8)	$24,000	$20,000	$72	$45,072
Jerold L. Zimmerman	$29,000	$20,000	$72	$49,072
Amy L. Tait	$28,000	$20,000	$72	$48,072

(1)	W. Barry Gilbert, the Company’s Chairman of the Board, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director. Compensation earned by Mr. Gilbert during Fiscal 2012 is reflected in the Summary Compensation Table on page 29 of this proxy statement.
(2)	Edward W. Kay, Jr. was appointed to the board of directors after the end of Fiscal 2012, and therefore received no director compensation from the Company with respect to Fiscal 2012.
(3)	The fees set forth in this column reflect compensation paid in cash or in stock to each director in respect of Fiscal 2012 for board retainers, committee chair retainers, supplemental fees and meeting fees.

Dr. Zimmerman elected to receive his annual board retainer quarterly payments for the first three quarters of Fiscal 2012 in the form of stock, and all non-employee directors elected to have all meeting fees paid in stock. The number of shares awarded to a director in payment of the board meeting fee is determined by dividing $1,000 by the closing price of the Company’s common stock on the date of the board meeting. The number of shares awarded to a director in payment of the quarterly retainer fee is determined by dividing $6,000 by the closing price of the Company’s common stock on the first trading day after the close of the fiscal quarter.
(4)	The amounts disclosed in this column represent the fair market value of the restricted shares on the grant date ($5.08 per share) and do not represent actual cash compensation paid to the directors.
(5)	Reflects the dollar value of insurance premiums paid by the Company during Fiscal 2012 in connection with the policy of term life insurance provided to each non-employee director in the amount of $50,000.
(6)	Ms. Hudson joined the board of directors on August 7, 2012.
(7)	Messrs. Moulton, Rowe and Sassano each received an annual retainer for serving as committee chairs during the fiscal year.
(8)	Mr. Sassano resigned from the board of directors on August 7, 2012.

Deferred Compensation Plan

Effective January 1, 2009, the board established the IEC Electronics Corp. Board of Directors Deferred Compensation Plan (“Directors Deferred Plan”) which allows the non-employee directors of the Company the opportunity to defer all or part of their cash compensation. No director elected to participate in the Directors Deferred Plan in Fiscal 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board has adopted a written policy addressing the Company’s procedures with respect to the review, approval and ratification of transactions with related persons that are required to be disclosed pursuant to SEC rules. The policy provides that any transaction, arrangement or relationship with a “related person” (as defined in the policy) in which the Company participates and in which the related person has or will have a direct or indirect material interest and in which the amount involved is expected to exceed $90,000 in any fiscal year, will be subject to the prior review and approval or ratification by the audit committee.

On December 28, 2011, IEC entered into an engagement letter with Insero pursuant to which Mr. Vincent A. Leo, a principal and shareholder of Insero, served as IEC’s interim chief financial officer from January 2, 2012 through May 22, 2012. On May 23, 2012, IEC’s board of directors appointed Mr. Leo chief financial officer, with the expectation that he would serve in that capacity for a period of three years. Initially, IEC compensated Insero at a weekly rate of $7,600 based upon, and subject to, consultant hours spent. On May 25, 2012, IEC and Insero amended the engagement letter to provide for compensation of Insero at a set monthly rate of $25,000 per month. Other than the restricted share award granted to Mr. Leo in May 2012 as described above under “Compensation of Executive Officers and Directors”, Mr. Leo does not receive any compensation directly from IEC and continues to be a principal and shareholder of, and compensated by, Insero. Further, as a principal in and shareholder of Insero, Mr. Leo receives a set distribution from Insero that is not affected by the arrangements in the Insero Agreement, provided, however, after the end of each year he is eligible for a bonus determined by a committee (of which he is not a member) of Insero. The bonus is dependent upon performance of Insero as a whole as well as his individual contributions. Therefore, Mr. Leo’s compensation is not directly tied to the dollar value of the transactions between Insero and IEC, and the approximate dollar amount of his interest in the transaction cannot be determined. We have been advised that Mr. Leo holds the restricted stock he has received for the benefit of Insero. Since November 2010, Insero has provided various services to the Company, including acquisition support, out-sourced accounting services, Sarbanes-Oxley/internal audit support, and accounting research services.

During Fiscal 2011, no related person transactions were entered into or proposed that required disclosure pursuant to SEC rules.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the annual meeting, you may revoke your proxy at that time and vote in person, if you wish. Otherwise your proxy will be voted for you.

By Order of the Board of Directors

Beth Ela Wilkens,
Corporate Secretary

DATED:	December 21, 2012 Newark, New York

We will make available at no cost, upon your written request, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2012 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any. Written requests should be made to: Vincent A. Leo, Chief Financial Officer,
IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
IEC ELECTRONICS CORP.

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JANUARY 30, 2013

The undersigned, revoking all prior proxies, hereby appoints W. Barry Gilbert and Eben S. Moulton, and either one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Stock of IEC Electronics Corp. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Stockholders to be held at the office of the Company, 105 Norton Street, Newark, New York 14513, on Wednesday, January 30, 2013 at 9:00 a.m. (the "Annual Meeting"), and at any and all adjournments and postponements thereof, upon the matters specified below and, in their discretion, upon such other matters as may properly come before the meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, administrator, executor, corporate officer, trustee, guardian or custodian, please give full title.

The Board of Directors recommends a vote **FOR** the election of the following nominees for director.

1. Election of six (6) directors — For ☐ With-hold ☐ For All Except ☐

01 W. Barry Gilbert
02 Florence D. Hudson
03 Edward W. Kay, Jr.
04 Eben S. Moulton
05 James C. Rowe
06 Jerold L. Zimmerman

INSTRUCTION: To withhold authority to vote for any individual nominees, mark "For All Except" and write the name or number of the nominee(s) in the space provided below.

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The Board of Directors recommends a vote **FOR** proposals 2 and 3, and every **1 Year** on proposal 4.

2. Ratification of the selection of EFP Rotenberg, LLP as the Company's independent registered public accounting firm. — For ☐ Against ☐ Abstain ☐
3. Advisory vote on named executive officer compensation (say-on-pay vote). — For ☐ Against ☐ Abstain ☐
4. Advisory vote on the frequency of holding future say-on-pay votes. — 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐
5. In their discretion, transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IEC ELECTRONICS CORP.

Detach above card, sign, date and mail in postage paid envelope provided.

IEC ELECTRONICS CORP.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED **FOR** ELECTION OF THE NOMINEES FOR DIRECTOR SPECIFIED IN THE PROXY STATEMENT, **FOR** RATIFICATION OF THE SELECTION OF EFP ROTENBERG, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, **FOR** APPROVAL OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION, AND FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY **1 YEAR**.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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